As filed with the Securities and Exchange Commission on February 13, 2013

Registration No. 333-181798

	UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
	POST-EFFECTIVE AMENDMENT NO. 1 to the FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its articles of incorporation)
Pennsylvania	6036	45-5307782
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
42 East Lancaster Avenue Paoli, Pennsylvania 19301 (610) 644-9400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Ronald Anderson President and Chief Executive Officer Malvern Bancorp, Inc. 42 East Lancaster Avenue Paoli, Pennsylvania 19301 (610) 644-9400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Raymond A. Tiernan, Esq. Hugh T. Wilkinson, Esq. Elias, Matz, Tiernan & Herrick L.L.P. 734 15th Street, N.W., 11th Floor Washington, D.C. 20005 202-347-0300
Approximate date of commencement of proposed sale to the public: Sale to the public concluded on October 11, 2012.

Deregistration of Common Stock

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 hereby deregisters 289 shares of common stock, par value $0.01 per share (“Common Stock”) of Malvern Bancorp, Inc. (the “Company”), previously registered. The Company previously registered 6,558,762 shares of Common Stock and issued 6,558,473 shares of Common Stock in the recently completed offerings (3,636,875 shares of Common Stock were sold in the subscription, offering and 2,921,598 shares of Common Stock were exchanged in the exchange offering).  A total of 289 shares of common Stock were not issued in the exchange offering due to the issuance of cash-in-lieu of fractional shares.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Paoli, Pennsylvania on February 13, 2013.

MALVERN BANCORP, INC.

By:	/s/Ronald Anderson
Ronald Anderson
President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No.1 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/Ronald Anderson	President and Chief Executive Officer	February 13, 2013
Ronald Anderson	(principal executive officer)
/s/F. Claire Hughes, Jr.	Chairman of the Board	February 13, 2013
F. Claire Hughes, Jr.
/s/John B. Yerkes, Jr.	Vice Chairman of the Board	February 13, 2013
John B. Yerkes, Jr.
	Director	February __, 2013
Joseph E. Palmer, Jr.
/s/Kristin S. Camp	Director	February 13, 2013
Kristin S. Camp
/s/George E. Steinmetz	Director	February 13, 2013
George E. Steinmetz
/s/Therese Woodman	Director	February 13, 2013
Therese Woodman
/s/Stephen P. Scartozzi	Director	February 13, 2013
Stephen P. Scartozzi
/s/Dennis Boyle	Senior Vice President and Chief Financial Officer	February 13, 2013
Dennis Boyle	(principal financial and accounting officer)